Exhibit 99.1

Contact:              Robert M. Gorman - (804) 523-7828

Executive Vice President / Chief Financial Officer

ATLANTIC UNION BANKSHARES REPORTS THIRD QUARTER FINANCIAL RESULTS

Richmond, Va., October 19, 2023 – Atlantic Union Bankshares Corporation (the “Company” or “Atlantic Union”) (NYSE: AUB) reported net income available to common shareholders of $51.1 million and basic and diluted earnings per common share of $0.68 for the third quarter of 2023 and adjusted operating earnings available to common shareholders(1) of $59.8 million and adjusted diluted operating earnings per common share(1) of $0.80 for the third quarter of 2023.

“Atlantic Union delivered strong operating results in the third quarter,” said John C. Asbury, president and chief executive officer of Atlantic Union. “We were especially pleased with our customer deposit growth that more than funded loan growth during the quarter, negligible charge-offs, and the impact of our expense reduction actions taken earlier in the year. The proactive measures we have taken to manage this challenging environment are serving us well.”

“We believe that our model of a diversified, traditional, full-service bank that delivers the products and services that our customers want and need combined with local decision making, responsiveness, and client service orientation positively sets us apart from other banks, both larger and smaller. Operating under the mantra of soundness, profitability, and growth – in that order of priority – Atlantic Union remains committed to generating sustainable, profitable growth and building long term value for our shareholders.”

STRATEGIC ACTIONS

Merger with American National Bankshares Inc. (“American National”)

On July 25, 2023, the Company announced that it entered into a merger agreement to acquire American National. During the third quarter of 2023, the Company incurred pre-tax merger costs of approximately $2.0 million.

Cost Saving Initiatives

As previously disclosed, the Company initiated a series of strategic cost savings measures during the second quarter of 2023 that is expected to reduce the annual expense run rate by approximately $17 million. As a result of these measures, the Company incurred pre-tax expenses of $8.7 million in the third quarter of 2023 and $3.9 million in the second quarter of 2023, principally composed of severance charges related to headcount reductions, costs related to modifying certain third-party vendor contracts, and charges for exiting certain leases.

Sale-Leaseback Transaction

On September 20, 2023, Atlantic Union Bank (the “Bank”) executed a sale-leaseback transaction and sold 27 properties, which consisted of 25 branches and a drive thru and parking lot, each adjacent to a sold branch, to a single purchaser for an aggregate purchase price of $45.8 million. Concurrently, the Bank entered into absolute net lease agreements with the purchaser under which the Bank will lease each of the properties for an initial term of 17 years with specified renewal options. The sale-leaseback transaction resulted in a pre-tax gain of approximately $27.7 million during the third quarter of 2023, after transaction-related expenses.

Available for Sale (“AFS”) Securities Sale

Concurrent with the sale-leaseback transaction, also on September 20, 2023, the Company restructured a portion of its investment portfolio by selling low yielding AFS securities with a book value of $228.3 million, resulting in a pre-tax net loss of $27.7 million. The net proceeds from the securities sale transaction were reinvested into higher yielding AFS securities at the end of the third quarter of 2023.

NET INTEREST INCOME

For the third quarter of 2023, net interest income was $151.9 million, a decrease of $143,000 from $152.1 million in the second quarter of 2023. Net interest income (FTE)(1) was $155.7 million in the third quarter of 2023, a decrease of $65,000 from $155.8 million in the second quarter of 2023 due to higher deposit costs driven by increases in market interest rates, changes in the deposit mix as depositors continue to migrate to higher costing interest bearing deposit accounts, and growth in average deposit balances, partially offset by an increase in loan yields on variable rate loans due to increases in short-term interest rates during the quarter, as well as growth in average loans held for investment (“LHFI”). Our net interest margin decreased 10 basis points from the prior quarter to 3.27% at September 30, 2023, and our net interest margin (FTE)(1) decreased 10 basis points during the same period to 3.35%. Earning asset yields increased by 20 basis points to 5.39% in the third quarter of 2023 compared to the second quarter of 2023, primarily due to the impact of increases in market interest rates on loans and loan growth. Our cost of funds increased by 30 basis points to 2.04% at September 30, 2023 compared to the prior quarter, due primarily to higher deposit costs driven by higher rates and changes in the deposit mix as noted above.

The Company’s net interest margin (FTE) (1) includes the impact of acquisition accounting fair value adjustments. Net accretion related to acquisition accounting was $1.1 million for the third quarter of 2023. The impact of net accretion in the second and third quarters of 2023 are reflected in the following table (dollars in thousands):

	Loan	Deposit	Borrowings
	Accretion	Amortization	Amortization	Total
For the quarter ended June 30, 2023	$1,073	$(7)	$(213)	$853
For the quarter ended September 30, 2023	1,300	(6)	(215)	1,079

ASSET QUALITY

Overview

At September 30, 2023, nonperforming assets (“NPAs”) as a percentage of total LHFI was 0.19% and was unchanged from the prior quarter and included nonaccrual loans of $28.6 million. Accruing past due loans as a percentage of total LHFI totaled 27 basis points at September 30, 2023, an increase of 11 basis points from June 30, 2023, and an increase of 6 basis points from September 30, 2022. The increase in past due loan levels from June 30, 2023 was primarily within the 30-59 days past due category and resulted primarily from increases in past due credit relationships within the commercial real estate and commercial and industrial portfolios. Net charge-offs were 0.01% of total average LHFI (annualized) for the third quarter of 2023, a decrease of 3 basis points from June 30, 2023, and a decrease of 1 basis point from September 30, 2022. The allowance for credit losses (“ACL”) totaled $140.9 million at September 30, 2023, a $4.7 million increase from the prior quarter.

Nonperforming Assets

At September 30, 2023, NPAs totaled $28.8 million, compared to $29.2 million in the prior quarter. The following table shows a summary of NPA balances at the quarter ended (dollars in thousands):

	September 30,	June 30,	March 31,	December 31,	September 30,
	2023	2023	2023	2022	2022
Nonaccrual loans	$28,626	$29,105	$29,082	$27,038	$26,500
Foreclosed properties	149	50	29	76	2,087
Total nonperforming assets	$28,775	$29,155	$29,111	$27,114	$28,587

The following table shows the activity in nonaccrual loans for the quarter ended (dollars in thousands):

	September 30,	June 30,	March 31,	December 31,	September 30,
	2023	2023	2023	2022	2022
Beginning Balance	$29,105	$29,082	$27,038	$26,500	$29,070
Net customer payments	(1,947)	(5,950)	(1,755)	(1,805)	(3,725)
Additions	1,651	6,685	4,151	2,935	1,302
Charge-offs	(64)	(712)	(39)	(461)	(125)
Loans returning to accruing status	(119)	—	(313)	(131)	—
Transfers to foreclosed property	—	—	—	—	(22)
Ending Balance	$28,626	$29,105	$29,082	$27,038	$26,500

Past Due Loans

At September 30, 2023, past due loans still accruing interest totaled $40.6 million or 0.27% of total LHFI, compared to $24.1 million or 0.16% of total LHFI at June 30, 2023, and $29.0 million or 0.21% of total LHFI at September 30, 2022. The increase in past due loan levels from June 30, 2023 was primarily within the 30-59 days past due category and driven by increases in past due credit relationships within the commercial real estate and commercial and industrial portfolios. Of the total past due loans still accruing interest, $11.9 million or 0.08% of total LHFI were loans past due 90 days or more at September 30, 2023, compared to $10.1 million or 0.07% of total LHFI at June 30, 2023, and $7.4 million or 0.05% of total LHFI at September 30, 2022.

Allowance for Credit Losses

At September 30, 2023, the ACL was $140.9 million and included an allowance for loan and lease losses (“ALLL”) of $125.6 million and a reserve for unfunded commitments of $15.3 million. The ACL at September 30, 2023 increased $4.7 million from June 30, 2023 due to loan growth in the third quarter of 2023 and the impact of continued uncertainty in the economic outlook.

The ACL as a percentage of total LHFI was 0.92% at September 30, 2023, an increase of 2 basis points from June 30, 2023. The ALLL as a percentage of total LHFI was 0.82% at September 30, 2023, compared to 0.80% at June 30, 2023.

Net Charge-offs

Net charge-offs were $294,000 or 0.01% of total average LHFI on an annualized basis for the third quarter of 2023, compared to $1.6 million or 0.04% (annualized) for the second quarter of 2023, and $587,000 or 0.02% (annualized) for the third quarter of 2022.

Provision for Credit Losses

For the third quarter of 2023, the Company recorded a provision for credit losses of $5.0 million, compared to a provision for credit losses of $6.1 million in the prior quarter, and a provision for credit losses of $6.4 million in the third quarter of 2022.

NONINTEREST INCOME

Noninterest income increased $2.9 million to $27.1 million for the third quarter of 2023 from $24.2 million in the prior quarter, primarily driven by a $939,000 increase in other service charges, commissions and fees primarily due to a merchant services vendor contract signing bonus, a $714,000 increase in equity method investment income (included within other operating income), a $439,000 increase in service charges on deposits accounts, and a $379,000 increase in loan-related interest rate swap fees due to several new swap transactions. Noninterest income in the third quarter also included a $27.7 million gain related to the sale-leaseback transaction, included in other operating income, which was almost wholly offset by $27.6 million of losses incurred on the sale of AFS securities in the third quarter of 2023.

NONINTEREST EXPENSE

Noninterest expense increased $2.8 million to $108.5 million for the third quarter of 2023 from $105.7 million in the prior quarter, primarily driven by a $10.0 million increase in other expenses, which includes $8.7 million in expenses associated with strategic cost saving initiatives and $2.0 million in merger-related costs. Adjusted operating noninterest expense,(1) which excludes amortization of intangible assets ($2.2 million in both the third quarter and second quarter of 2023), expenses associated with strategic cost savings initiatives ($8.7 million in the third quarter and $3.9 million in the second quarter of 2023), and merger-related costs associated with the American National merger ($2.0 million in the third quarter of 2023), decreased $3.9 million to $95.7 million for the third quarter of 2023 from $99.5 million in the prior quarter. The decrease in adjusted operating noninterest expense(1) was primarily due to a $1.6 million decrease in salaries and benefits expense reflecting the impact of strategic cost saving initiatives, a $1.1 million decrease in professional services expense related to strategic projects in the prior quarter, a $643,000 decrease in technology and data processing expense, and a $598,000 decrease in marketing and advertising expense.

INCOME TAXES

The effective tax rate for the three months ended September 30, 2023 and 2022 was 17.6% and 17.0%, respectively, and the effective tax rate for the nine months ended September 30, 2023 and 2022 was 16.3% and 17.0%, respectively.

BALANCE SHEET

At September 30, 2023, total assets were $20.7 billion, an increase of $133.9 million or approximately 2.6% (annualized) from June 30, 2023, and an increase of $786.0 million or approximately 3.9% from September 30, 2022. Total assets increased from the prior quarter primarily due to a $216.7 million increase in LHFI (net of deferred fees and costs), partially offset by a $110.3 million decrease in investment securities due primarily to the decline in market value of the AFS securities portfolio due to the impact of market interest rates. Total assets increased from the prior year period primarily due to a $1.4 billion increase in LHFI (net of deferred fees and costs), partially offset by a $607.7 million decrease in investment securities due primarily to the sale of AFS securities in the first and third quarters of 2023.

At September 30, 2023, LHFI (net of deferred fees and costs) totaled $15.3 billion, an increase of $216.7 million or 5.7% (annualized) from $15.1 billion at June 30, 2023. Average LHFI (net of deferred fees and costs) totaled $15.1 billion at September 30, 2023, an increase of $393.5 million or 10.6% (annualized) from the prior quarter. At September 30, 2023, both LHFI (net of deferred fees and costs) and average LHFI (net of deferred fees and costs) increased $1.4 billion from September 30, 2022. LHFI (net of deferred fees and costs) increased from the prior quarter primarily due to increases in the multifamily real estate and other commercial portfolios and increased from the same period in the prior year primarily due to increases in the commercial and industrial and commercial real estate non-owner occupied portfolios.

At September 30, 2023, total investments were $3.0 billion, a decrease of $110.3 million from June 30, 2023 and a decrease of $607.7 million from September 30, 2022. AFS securities totaled $2.1 billion at September 30, 2023, $2.2 billion at June 30, 2023, and $2.7 billion at September 30, 2022. At September 30, 2023, total net unrealized losses on the AFS securities portfolio were $523.1 million, compared to $450.1 million at June 30, 2023 and $507.7 million at September 30, 2022. Held to maturity (“HTM”) securities are carried at cost and totaled $843.3 million at September 30, 2023, $849.6 million at June 30, 2023, and $841.3 million at September 30, 2022 and had net unrealized losses of $81.2 million at September 30, 2023, compared to $41.8 million at June 30, 2023 and $75.9 million at September 30, 2022.

At September 30, 2023, total deposits were $16.8 billion, an increase of $374.5 million or approximately 9.1% (annualized) from June 30, 2023. Average deposits at September 30, 2023 increased from the prior quarter by $515.5 million or 12.6% (annualized). Total deposits at September 30, 2023 increased $240.3 million or 1.5% from September 30, 2022, and quarterly average deposits at September 30, 2023 increased $307.4 million or 1.9% from the same period in the prior year. Total deposits increased from the prior quarter and the prior year period primarily due to increases in interest bearing customer deposits and brokered deposits, partially offset by decreases in demand deposits.

At September 30, 2023, total borrowings were $1.0 billion, a decrease of $299.6 million from June 30, 2023, and an increase of $351.1 million from September 30, 2022. Total borrowings decreased from the prior quarter primarily due to paydowns of short-term borrowings due to deposit growth and increased from the prior year period due to increased short-term borrowings used to fund loan growth.

The following table shows the Company’s capital ratios at the quarters ended:

	September 30,	June 30,	September 30,
	2023	2023	2022
Common equity Tier 1 capital ratio (2)	9.94%	9.86%	9.96%
Tier 1 capital ratio (2)	10.88%	10.81%	10.98%
Total capital ratio (2)	13.70%	13.64%	13.80%
Leverage ratio (Tier 1 capital to average assets) (2)	9.62%	9.64%	9.32%
Common equity to total assets	10.72%	10.96%	10.60%
Tangible common equity to tangible assets (1)	6.45%	6.66%	6.11%

During the third quarter of 2023, the Company declared and paid a quarterly dividend on the outstanding shares of Series A Preferred Stock of $171.88 per share (equivalent to $0.43 per outstanding depositary share), consistent with the second quarter of 2023 and the third quarter of 2022. During the third quarter of 2023, the Company also declared and paid cash dividends of $0.30 per common share, consistent with the second quarter of 2023 and the third quarter of 2022.

(1) These are financial measures not calculated in accordance with generally accepted accounting principles (“GAAP”). For a reconciliation of these non-GAAP financial measures, see the “Alternative Performance Measures (non-GAAP)” section of the Key Financial Results.

(2) All ratios at September 30, 2023 are estimates and subject to change pending the Company’s filing of its FR Y9-C. All other periods are presented as filed.

ABOUT ATLANTIC UNION BANKSHARES CORPORATION

Headquartered in Richmond, Virginia, Atlantic Union Bankshares Corporation (NYSE: AUB) is the holding company for Atlantic Union Bank. Atlantic Union Bank has 109 branches and 123 ATMs located throughout Virginia and in portions of Maryland and North Carolina as of September 30, 2023. Certain non-bank financial services affiliates of Atlantic Union Bank include: Atlantic Union Equipment Finance, Inc., which provides equipment financing; Atlantic Union Financial Consultants, LLC, which provides brokerage services; and Union Insurance Group, LLC, which offers various lines of insurance products.

THIRD QUARTER 2023 EARNINGS RELEASE CONFERENCE CALL

The Company will hold a conference call and webcast for investors at 9:00 a.m. Eastern Time on Thursday, October 19, 2023 during which the Company’s management will review the Company’s financial results for the third quarter 2023 and provide an update on recent activities.

The listen-only webcast and the accompanying slides can be accessed at:

https://edge.media-server.com/mmc/p/xamg8swa.

For analysts who wish to participate in the conference call, please register at the following URL:

https://register.vevent.com/register/BI2b71d4244e9e49b393decce9c92d4054. To participate in the conference call, you must use the link to receive an audio dial-in number and an Access PIN.

A replay of the webcast, and the accompanying slides, will be available on the Company’s website for 90 days at: https://investors.atlanticunionbank.com/.

NON-GAAP FINANCIAL MEASURES

In reporting the results as of and for the period ended September 30, 2023, the Company has provided supplemental performance measures on a tax-equivalent, tangible, operating, adjusted or pre-tax pre-provision basis. These non-GAAP financial measures are a supplement to GAAP, which is used to prepare the Company’s financial statements, and should not be considered in isolation or as a substitute for comparable measures calculated in accordance with GAAP. In addition, the Company’s non-GAAP financial measures may not be comparable to non-GAAP financial measures of other companies. The Company uses the non-GAAP financial measures discussed herein in its analysis of the Company’s performance. The Company’s management believes that these non-GAAP financial measures provide additional understanding of ongoing operations, enhance comparability of results of operations with prior periods and show the effects of significant gains and charges in the periods presented without the impact of items or events that may obscure trends in the Company’s underlying performance. For a reconciliation of these measures to their most directly comparable GAAP measures and additional information about these non-GAAP financial measures, see “Alternative Performance Measures (non-GAAP)” in the tables within the section “Key Financial Results.”

FORWARD-LOOKING STATEMENTS

This press release and statements by our management may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that include, without limitation, statements made in Mr. Asbury’s quotations, statements regarding our expectations with regard to our business, financial and operating results, including our deposit base, the impact of future economic conditions, the expected impact of our cost saving measures initiative in the second quarter of 2023, and statements that include other projections, predictions, expectations, or beliefs about future events or results or otherwise are not statements of historical fact. Such forward-looking statements are based on certain assumptions as of the time they are made, and are inherently subject to known and unknown risks, uncertainties, and other factors, some of which cannot be predicted or quantified, that may cause actual results, performance, or achievements to be materially different from those expressed or implied by such forward-looking statements. Forward-looking statements are often characterized by the use of qualified words (and their derivatives) such as “expect,” “believe,” “estimate,” “plan,” “project,” “anticipate,” “intend,” “will,” “may,” “view,” “opportunity,” “potential,” “continue,” “confidence,” or words of similar meaning or other statements concerning opinions or judgment of the Company and our management about future events. Although we believe that our expectations with respect to forward-looking statements are based upon reasonable assumptions within the bounds of our existing knowledge of our business and operations, there can be no assurance that actual future results, performance, or achievements of, or trends affecting, us will not differ materially from any projected future results, performance, achievements or trends expressed or implied by such forward-looking statements. Actual future results, performance, achievements or trends may differ materially from historical results or those anticipated depending on a variety of factors, including, but not limited to, the effects of or changes in:

●	market interest rates and their related impacts on macroeconomic conditions, customer and client behavior, our funding costs and our loan and securities portfolios;
●	inflation and its impacts on economic growth and customer and client behavior;
●	adverse developments in the financial industry generally, such as bank failures, responsive measures to mitigate and manage such developments, related supervisory and regulatory actions and costs, and related impacts on customer and client behavior;
●	the sufficiency of liquidity;
●	general economic and financial market conditions, in the United States generally and particularly in the markets in which we operate and which our loans are concentrated, including the effects of declines in real estate values, an increase in unemployment levels and slowdowns in economic growth;
●	the failure to close our previously announced merger with American National when expected or at all because required regulatory, American National shareholder or other approvals and other conditions to closing are not received or satisfied on a timely basis or at all, and the risk that any regulatory approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the proposed merger;
●	the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the merger agreement between the Company and American National;
●	any change in the purchase accounting assumptions used regarding the American National assets acquired and liabilities assumed to determine the fair value and credit marks, particularly in light of the current rising interest rate environment;
●	the possibility that the anticipated benefits of the proposed merger, including anticipated cost savings and strategic gains, are not realized when expected or at all;
●	the proposed merger being more expensive or taking longer to complete than anticipated, including as a result of unexpected factors or events;

●	the diversion of management’s attention from ongoing business operations and opportunities do to the proposed merger;
●	potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the proposed merger;
●	the dilutive effect of shares of the Company’s common stock to be issued at the completion of the proposed merger;
●	changes in the Company’s or American National’s share price before closing;
●	monetary and fiscal policies of the U.S. government, including policies of the U.S. Department of the Treasury and the Federal Reserve;
●	the quality or composition of our loan or investment portfolios and changes therein;
●	demand for loan products and financial services in our market areas;
●	our ability to manage our growth or implement our growth strategy;
●	the effectiveness of expense reduction plans;
●	the introduction of new lines of business or new products and services;
●	our ability to recruit and retain key employees;
●	real estate values in our lending area;
●	changes in accounting principles, standards, rules, and interpretations, and the related impact on our financial statements;
●	an insufficient ACL or volatility in the ACL resulting from the CECL methodology, either alone or as that may be affected by inflation, changing interest rates, or other factors;
●	our liquidity and capital positions;
●	concentrations of loans secured by real estate, particularly commercial real estate;
●	the effectiveness of our credit processes and management of our credit risk;
●	our ability to compete in the market for financial services and increased competition from fintech companies;
●	technological risks and developments, and cyber threats, attacks, or events;
●	operational, technological, cultural, regulatory, legal, credit, and other risks associated with the exploration, consummation and integration of potential future acquisitions, whether involving stock or cash considerations;
●	the potential adverse effects of unusual and infrequently occurring events, such as weather-related disasters, terrorist acts, geopolitical conflicts or public health events, and of governmental and societal responses thereto; these potential adverse effects may include, without limitation, adverse effects on the ability of our borrowers to satisfy their obligations to us, on the value of collateral securing loans, on the demand for our loans or our other products and services, on supply chains and methods used to distribute products and services, on incidents of cyberattack and fraud, on our liquidity or capital positions, on risks posed by reliance on third-party service providers, on other aspects of our business operations and on financial markets and economic growth;
●	the discontinuation of LIBOR and its impact on the financial markets, and our ability to manage operational, legal, and compliance risks related to the discontinuation of LIBOR and implementation of one or more alternate reference rates;
●	performance by our counterparties or vendors;
●	deposit flows;
●	the availability of financing and the terms thereof;
●	the level of prepayments on loans and mortgage-backed securities;
●	legislative or regulatory changes and requirements;
●	actual or potential claims, damages, and fines related to litigation or government actions, which may result in, among other things, additional costs, fines, penalties, restrictions on our business activities, reputational harm, or other adverse consequences;
●	the effects of changes in federal, state or local tax laws and regulations;
●	any event or development that would cause us to conclude that there was an impairment of any asset, including intangible assets, such as goodwill; and
●	other factors, many of which are beyond our control.

Please also refer to such other factors as discussed throughout Part I, Item 1A. “Risk Factors” and Part II, Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our Annual Report on Form 10-K for the year ended December 31, 2022, Part II, Item 1A. Risk Factors in our Quarterly Reports on Form 10-Q for the quarters ended June 30, 2023 and March 31, 2023, and related disclosures in other filings, which have been filed with the U.S. Securities and Exchange Commission (“SEC”) and are available on the SEC’s website at www.sec.gov. All risk factors and uncertainties described herein and therein should be considered in evaluating forward-looking statements, and all of the forward-looking statements are expressly qualified by the cautionary statements contained or referred to herein and therein. The actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on the Company or our businesses or operations. Readers are cautioned not to rely too heavily on the forward-looking statements, and undue reliance should not be placed on such forward-looking statements. Forward-looking statements speak only as of the date they are made. We do not intend or assume any obligation to update, revise or clarify any forward-looking statements that may be made from time to time by or on behalf of the Company, whether as a result of new information, future events or otherwise.

ATLANTIC UNION BANKSHARES CORPORATION AND SUBSIDIARIES

KEY FINANCIAL RESULTS (UNAUDITED)

(Dollars in thousands, except share data)

	As of & For Three Months Ended			As of & For Nine Months Ended
	09/30/23	06/30/23	09/30/22	09/30/23	09/30/22
Results of Operations
Interest and dividend income	$247,159	$230,247	$171,156	$694,952	$458,367
Interest expense	95,218	78,163	20,441	237,483	37,954
Net interest income	151,941	152,084	150,715	457,469	420,413
Provision for credit losses	4,991	6,069	6,412	22,911	12,771
Net interest income after provision for credit losses	146,950	146,015	144,303	434,558	407,642
Noninterest income	27,094	24,197	25,584	60,918	94,023
Noninterest expenses	108,508	105,661	99,923	322,442	304,012
Income before income taxes	65,536	64,551	69,964	173,034	197,653
Income tax expense	11,519	9,310	11,894	28,123	33,667
Net income	54,017	55,241	58,070	144,911	163,986
Dividends on preferred stock	2,967	2,967	2,967	8,901	8,901
Net income available to common shareholders	$51,050	$52,274	$55,103	$136,010	$155,085

Interest earned on earning assets (FTE) (1)	$250,903	$233,913	$174,998	$706,150	$469,122
Net interest income (FTE) (1)	155,685	155,750	154,557	468,667	431,168
Total revenue (FTE) (1)	182,779	179,947	180,141	529,585	525,191
Pre-tax pre-provision adjusted operating earnings (7)	81,086	74,553	76,376	228,837	206,852

Key Ratios
Earnings per common share, diluted	$0.68	$0.70	$0.74	$1.81	$2.07
Return on average assets (ROA)	1.04%	1.10%	1.15%	0.95%	1.10%
Return on average equity (ROE)	8.76%	9.00%	9.45%	7.93%	8.72%
Return on average tangible common equity (ROTCE) (2) (3)	15.71%	16.11%	17.21%	14.22%	15.69%
Efficiency ratio	60.61%	59.94%	56.68%	62.20%	59.10%
Efficiency ratio (FTE) (1)	59.37%	58.72%	55.47%	60.89%	57.89%
Net interest margin	3.27%	3.37%	3.34%	3.35%	3.16%
Net interest margin (FTE) (1)	3.35%	3.45%	3.43%	3.43%	3.24%
Yields on earning assets (FTE) (1)	5.39%	5.19%	3.88%	5.17%	3.52%
Cost of interest-bearing liabilities	2.80%	2.42%	0.68%	2.42%	0.43%
Cost of deposits	1.97%	1.61%	0.37%	1.63%	0.21%
Cost of funds	2.04%	1.74%	0.45%	1.74%	0.28%

Operating Measures (4)
Adjusted operating earnings	$62,749	$58,348	$58,070	$171,286	$160,355
Adjusted operating earnings available to common shareholders	59,782	55,381	55,103	162,385	151,454
Adjusted operating earnings per common share, diluted	$0.80	$0.74	$0.74	$2.17	$2.02
Adjusted operating ROA	1.21%	1.16%	1.15%	1.12%	1.08%
Adjusted operating ROE	10.17%	9.51%	9.45%	9.37%	8.53%
Adjusted operating ROTCE (2) (3)	18.31%	17.03%	17.21%	16.88%	15.34%
Adjusted operating efficiency ratio (FTE) (1)(6)	52.36%	55.30%	54.09%	54.55%	56.20%

Per Share Data
Earnings per common share, basic	$0.68	$0.70	$0.74	$1.81	$2.07
Earnings per common share, diluted	0.68	0.70	0.74	1.81	2.07
Cash dividends paid per common share	0.30	0.30	0.30	0.90	0.86
Market value per share	28.78	25.95	30.38	28.78	30.38
Book value per common share	29.82	30.31	28.46	29.82	28.46
Tangible book value per common share (2)	17.12	17.58	15.61	17.12	15.61
Price to earnings ratio, diluted	10.65	9.28	10.37	11.86	10.99
Price to book value per common share ratio	0.97	0.86	1.07	0.97	1.07
Price to tangible book value per common share ratio (2)	1.68	1.48	1.95	1.68	1.95
Weighted average common shares outstanding, basic	74,999,128	74,995,450	74,703,699	74,942,851	75,029,000
Weighted average common shares outstanding, diluted	74,999,128	74,995,557	74,705,054	74,943,999	75,034,084
Common shares outstanding at end of period	74,997,132	74,998,075	74,703,774	74,997,132	74,703,774

ATLANTIC UNION BANKSHARES CORPORATION AND SUBSIDIARIES

KEY FINANCIAL RESULTS (UNAUDITED)

(Dollars in thousands, except share data)

	As of & For Three Months Ended			As of & For Nine Months Ended
	09/30/23	06/30/23	09/30/22	09/30/23	09/30/22
Capital Ratios
Common equity Tier 1 capital ratio (5)	9.94%	9.86%	9.96%	9.94%	9.96%
Tier 1 capital ratio (5)	10.88%	10.81%	10.98%	10.88%	10.98%
Total capital ratio (5)	13.70%	13.64%	13.80%	13.70%	13.80%
Leverage ratio (Tier 1 capital to average assets) (5)	9.62%	9.64%	9.32%	9.62%	9.32%
Common equity to total assets	10.72%	10.96%	10.60%	10.72%	10.60%
Tangible common equity to tangible assets (2)	6.45%	6.66%	6.11%	6.45%	6.11%

Financial Condition
Assets	$20,736,236	$20,602,332	$19,950,231	$20,736,236	$19,950,231
LHFI (net of deferred fees and costs)	15,283,620	15,066,930	13,918,720	15,283,620	13,918,720
Securities	3,032,982	3,143,235	3,640,722	3,032,982	3,640,722
Earning Assets	18,491,561	18,452,007	17,790,324	18,491,561	17,790,324
Goodwill	925,211	925,211	925,211	925,211	925,211
Amortizable intangibles, net	21,277	23,469	29,142	21,277	29,142
Deposits	16,786,505	16,411,987	16,546,216	16,786,505	16,546,216
Borrowings	1,020,669	1,320,301	669,558	1,020,669	669,558
Stockholders' equity	2,388,801	2,424,470	2,281,150	2,388,801	2,281,150
Tangible common equity (2)	1,275,956	1,309,433	1,160,440	1,275,956	1,160,440

LHFI, net of deferred fees and costs
Construction and land development	$1,132,940	$1,231,720	$1,068,201	$1,132,940	$1,068,201
Commercial real estate - owner occupied	1,975,281	1,952,189	1,953,872	1,975,281	1,953,872
Commercial real estate - non-owner occupied	4,148,218	4,113,318	3,900,325	4,148,218	3,900,325
Multifamily real estate	947,153	788,895	774,970	947,153	774,970
Commercial & Industrial	3,432,319	3,373,148	2,709,047	3,432,319	2,709,047
Residential 1-4 Family - Commercial	517,034	518,317	542,612	517,034	542,612
Residential 1-4 Family - Consumer	1,057,294	1,017,698	891,353	1,057,294	891,353
Residential 1-4 Family - Revolving	599,282	600,339	588,452	599,282	588,452
Auto	534,361	585,756	561,277	534,361	561,277
Consumer	126,151	134,709	172,776	126,151	172,776
Other Commercial	813,587	750,841	755,835	813,587	755,835
Total LHFI	$15,283,620	$15,066,930	$13,918,720	$15,283,620	$13,918,720

Deposits
Interest checking accounts	$5,055,464	$4,824,192	$4,354,351	$5,055,464	$4,354,351
Money market accounts	3,472,953	3,413,936	3,962,470	3,472,953	3,962,470
Savings accounts	950,363	986,081	1,173,566	950,363	1,173,566
Customer time deposits of $250,000 and over	634,950	578,739	391,332	634,950	391,332
Other customer time deposits	2,011,106	1,813,031	1,352,440	2,011,106	1,352,440
Time deposits	2,646,056	2,391,770	1,743,772	2,646,056	1,743,772
Total interest-bearing customer deposits	12,124,836	11,615,979	11,234,159	12,124,836	11,234,159
Brokered deposits	516,720	485,702	21,119	516,720	21,119
Total interest-bearing deposits	$12,641,556	$12,101,681	$11,255,278	$12,641,556	$11,255,278
Demand deposits	4,144,949	4,310,306	5,290,938	4,144,949	5,290,938
Total deposits	$16,786,505	$16,411,987	$16,546,216	$16,786,505	$16,546,216

Averages
Assets	$20,596,189	$20,209,687	$19,980,500	$20,397,518	$19,873,644
LHFI (net of deferred fees and costs)	15,139,761	14,746,218	13,733,447	14,799,520	13,521,507
Loans held for sale	10,649	14,413	15,063	10,330	16,779
Securities	3,101,658	3,176,662	3,818,607	3,247,287	3,981,308
Earning assets	18,462,505	18,091,809	17,879,222	18,264,957	17,803,550
Deposits	16,795,611	16,280,154	16,488,224	16,499,045	16,397,790
Time deposits	2,914,004	2,500,966	1,745,224	2,571,114	1,726,341
Interest-bearing deposits	12,576,776	11,903,004	11,163,945	12,071,006	11,091,115
Borrowings	905,170	1,071,171	703,272	1,032,067	660,995
Interest-bearing liabilities	13,481,946	12,974,175	11,867,217	13,103,073	11,752,110
Stockholders' equity	2,446,902	2,460,741	2,436,999	2,443,833	2,513,522
Tangible common equity (2)	1,332,993	1,345,426	1,315,085	1,328,385	1,378,240

ATLANTIC UNION BANKSHARES CORPORATION AND SUBSIDIARIES

KEY FINANCIAL RESULTS (UNAUDITED)

(Dollars in thousands, except share data)

	As of & For Three Months Ended			As of & For Nine Months Ended
	09/30/23	06/30/23	09/30/22	09/30/23	09/30/22
Asset Quality
Allowance for Credit Losses (ACL)
Beginning balance, Allowance for loan and lease losses (ALLL)	$120,683	$116,512	$104,184	$110,768	$99,787
Add: Recoveries	1,335	1,035	1,214	3,537	3,745
Less: Charge-offs	1,629	2,602	1,801	9,957	5,267
Add: Provision for loan losses	5,238	5,738	4,412	21,279	9,744
Ending balance, ALLL	$125,627	$120,683	$108,009	$125,627	$108,009

Beginning balance, Reserve for unfunded commitment (RUC)	$15,548	$15,199	$9,000	$13,675	$8,000
Add: Provision for unfunded commitments	(246)	349	2,000	1,627	3,000
Ending balance, RUC	$15,302	$15,548	$11,000	$15,302	$11,000
Total ACL	$140,929	$136,231	$119,009	$140,929	$119,009

ACL / total LHFI	0.92%	0.90%	0.86%	0.92%	0.86%
ALLL / total LHFI	0.82%	0.80%	0.78%	0.82%	0.78%
Net charge-offs / total average LHFI (annualized)	0.01%	0.04%	0.02%	0.06%	0.02%
Provision for loan losses/ total average LHFI (annualized)	0.14%	0.16%	0.13%	0.19%	0.10%

Nonperforming Assets
Construction and land development	$355	$284	$421	$355	$421
Commercial real estate - owner occupied	3,882	3,978	4,883	3,882	4,883
Commercial real estate - non-owner occupied	5,999	6,473	1,923	5,999	1,923
Commercial & Industrial	2,256	2,738	2,289	2,256	2,289
Residential 1-4 Family - Commercial	1,833	1,844	1,962	1,833	1,962
Residential 1-4 Family - Consumer	10,368	10,033	11,121	10,368	11,121
Residential 1-4 Family - Revolving	3,572	3,461	3,583	3,572	3,583
Auto	361	291	318	361	318
Consumer	—	3	—	—	—
Nonaccrual loans	$28,626	$29,105	$26,500	$28,626	$26,500
Foreclosed property	149	50	2,087	149	2,087
Total nonperforming assets (NPAs)	$28,775	$29,155	$28,587	$28,775	$28,587
Construction and land development	$25	$24	$115	$25	$115
Commercial real estate - owner occupied	2,395	2,463	3,517	2,395	3,517
Commercial real estate - non-owner occupied	2,835	2,763	621	2,835	621
Commercial & Industrial	792	810	526	792	526
Residential 1-4 Family - Commercial	817	693	308	817	308
Residential 1-4 Family - Consumer	3,632	1,716	680	3,632	680
Residential 1-4 Family - Revolving	1,034	1,259	1,255	1,034	1,255
Auto	229	243	148	229	148
Consumer	97	74	86	97	86
Other Commercial	15	66	95	15	95
LHFI ≥ 90 days and still accruing	$11,871	$10,111	$7,351	$11,871	$7,351
Total NPAs and LHFI ≥ 90 days	$40,646	$39,266	$35,938	$40,646	$35,938
NPAs / total LHFI	0.19%	0.19%	0.21%	0.19%	0.21%
NPAs / total assets	0.14%	0.14%	0.14%	0.14%	0.14%
ALLL / nonaccrual loans	438.86%	414.65%	407.58%	438.86%	407.58%
ALLL/ nonperforming assets	436.58%	413.94%	377.83%	436.58%	377.83%

ATLANTIC UNION BANKSHARES CORPORATION AND SUBSIDIARIES

KEY FINANCIAL RESULTS (UNAUDITED)

(Dollars in thousands, except share data)

	As of & For Three Months Ended			As of & For Nine Months Ended
	09/30/23	06/30/23	09/30/22	09/30/23	09/30/22
Past Due Detail
Construction and land development	$—	$295	$120	$—	$120
Commercial real estate - owner occupied	3,501	602	7,337	3,501	7,337
Commercial real estate - non-owner occupied	4,573	—	—	4,573	—
Commercial & Industrial	3,049	254	796	3,049	796
Residential 1-4 Family - Commercial	744	1,076	1,410	744	1,410
Residential 1-4 Family - Consumer	1,000	1,504	1,123	1,000	1,123
Residential 1-4 Family - Revolving	2,326	1,729	1,115	2,326	1,115
Auto	2,703	2,877	1,876	2,703	1,876
Consumer	517	334	409	517	409
Other Commercial	3,545	23	—	3,545	—
LHFI 30-59 days past due	$21,958	$8,694	$14,186	$21,958	$14,186
Construction and land development	$386	$—	$107	$386	$107
Commercial real estate - owner occupied	1,902	10	763	1,902	763
Commercial real estate - non-owner occupied	797	—	457	797	457
Multifamily real estate	150	—	—	150	—
Commercial & Industrial	576	400	3,128	576	3,128
Residential 1-4 Family - Commercial	67	189	97	67	97
Residential 1-4 Family - Consumer	1,775	2,813	1,449	1,775	1,449
Residential 1-4 Family - Revolving	602	1,114	1,081	602	1,081
Auto	339	564	257	339	257
Consumer	164	214	101	164	101
LHFI 60-89 days past due	$6,758	$5,304	$7,440	$6,758	$7,440

Past Due and still accruing	$40,587	$24,109	$28,977	$40,587	$28,977
Past Due and still accruing / total LHFI	0.27%	0.16%	0.21%	0.27%	0.21%

Alternative Performance Measures (non-GAAP)
Net interest income (FTE) (1)
Net interest income (GAAP)	$151,941	$152,084	$150,715	$457,469	$420,413
FTE adjustment	3,744	3,666	3,842	11,198	10,755
Net interest income (FTE) (non-GAAP)	$155,685	$155,750	$154,557	$468,667	$431,168
Noninterest income (GAAP)	27,094	24,197	25,584	60,918	94,023
Total revenue (FTE) (non-GAAP)	$182,779	$179,947	$180,141	$529,585	$525,191

Average earning assets	$18,462,505	$18,091,809	$17,879,222	$18,264,957	$17,803,550
Net interest margin	3.27%	3.37%	3.34%	3.35%	3.16%
Net interest margin (FTE)	3.35%	3.45%	3.43%	3.43%	3.24%

Tangible Assets (2)
Ending assets (GAAP)	$20,736,236	$20,602,332	$19,950,231	$20,736,236	$19,950,231
Less: Ending goodwill	925,211	925,211	925,211	925,211	925,211
Less: Ending amortizable intangibles	21,277	23,469	29,142	21,277	29,142
Ending tangible assets (non-GAAP)	$19,789,748	$19,653,652	$18,995,878	$19,789,748	$18,995,878

Tangible Common Equity (2)
Ending equity (GAAP)	$2,388,801	$2,424,470	$2,281,150	$2,388,801	$2,281,150
Less: Ending goodwill	925,211	925,211	925,211	925,211	925,211
Less: Ending amortizable intangibles	21,277	23,469	29,142	21,277	29,142
Less: Perpetual preferred stock	166,357	166,357	166,357	166,357	166,357
Ending tangible common equity (non-GAAP)	$1,275,956	$1,309,433	$1,160,440	$1,275,956	$1,160,440

Average equity (GAAP)	$2,446,902	$2,460,741	$2,436,999	$2,443,833	$2,513,522
Less: Average goodwill	925,211	925,211	925,211	925,211	932,035
Less: Average amortizable intangibles	22,342	23,748	30,347	23,881	36,891
Less: Average perpetual preferred stock	166,356	166,356	166,356	166,356	166,356
Average tangible common equity (non-GAAP)	$1,332,993	$1,345,426	$1,315,085	$1,328,385	$1,378,240

ROTCE (2)(3)
Net income available to common shareholders (GAAP)	$51,050	$52,274	$55,103	$136,010	$155,085
Plus: Amortization of intangibles, tax effected	1,732	1,751	1,959	5,283	6,663
Net income available to common shareholders before amortization of intangibles (non-GAAP)	$52,782	$54,025	$57,062	$141,293	$161,748

Return on average tangible common equity (ROTCE)	15.71%	16.11%	17.21%	14.22%	15.69%

ATLANTIC UNION BANKSHARES CORPORATION AND SUBSIDIARIES

KEY FINANCIAL RESULTS (UNAUDITED)

(Dollars in thousands, except share data)

	As of & For Three Months Ended			As of & For Nine Months Ended
	09/30/23	06/30/23	09/30/22	09/30/23	09/30/22
Operating Measures (4)
Net income (GAAP)	$54,017	$55,241	$58,070	$144,911	$163,986
Plus: Strategic cost saving initiatives, net of tax	6,851	3,109	—	9,959	—
Plus: Merger-related costs, net of tax	1,965	—	—	1,965	—
Plus: Legal reserve, net of tax	—	—	—	3,950	—
Plus: Strategic branch closing and facility consolidation costs, net of tax	—	—	—	—	4,351
Less: (Loss) gain on sale of securities, net of tax	(21,799)	2	—	(32,384)	(2)
Less: Gain on sale-leaseback transaction, net of tax	21,883	—	—	21,883	—
Less: Gain on sale of DHFB, net of tax	—	—	—	—	7,984
Adjusted operating earnings (non-GAAP)	62,749	58,348	58,070	171,286	160,355
Less: Dividends on preferred stock	2,967	2,967	2,967	8,901	8,901
Adjusted operating earnings available to common shareholders (non-GAAP)	$59,782	$55,381	$55,103	$162,385	$151,454

Operating Efficiency Ratio (1)(6)
Noninterest expense (GAAP)	$108,508	$105,661	$99,923	$322,442	$304,012
Less: Amortization of intangible assets	2,193	2,216	2,480	6,687	8,434
Less: Strategic cost saving initiatives	8,672	3,935	—	12,607	—
Less: Merger-related costs	1,993	—	—	1,993	—
Less: Legal reserve	—	—	—	5,000	—
Less: Strategic branch closing and facility consolidation costs	—	—	—	—	5,508
Adjusted operating noninterest expense (non-GAAP)	$95,650	$99,510	$97,443	$296,155	$290,070

Noninterest income (GAAP)	$27,094	$24,197	$25,584	$60,918	$94,023
Less: (Loss) gain on sale of securities	(27,594)	2	—	(40,992)	(2)
Less: Gain on sale-leaseback transaction	27,700	—	—	27,700	—
Less: Gain on sale of DHFB	—	—	—	—	9,082
Adjusted operating noninterest income (non-GAAP)	$26,988	$24,195	$25,584	$74,210	$84,943

Net interest income (FTE) (non-GAAP) (1)	$155,685	$155,750	$154,557	$468,667	$431,168
Adjusted operating noninterest income (non-GAAP)	26,988	24,195	25,584	74,210	84,943
Total adjusted revenue (FTE) (non-GAAP) (1)	$182,673	$179,945	$180,141	$542,877	$516,111

Efficiency ratio	60.61%	59.94%	56.68%	62.20%	59.10%
Efficiency ratio (FTE) (1)	59.37%	58.72%	55.47%	60.89%	57.89%
Adjusted operating efficiency ratio (FTE) (1)(6)	52.36%	55.30%	54.09%	54.55%	56.20%

Operating ROA & ROE (4)
Adjusted operating earnings (non-GAAP)	$62,749	$58,348	$58,070	$171,286	$160,355

Average assets (GAAP)	$20,596,189	$20,209,687	$19,980,500	$20,397,518	$19,873,644
Return on average assets (ROA) (GAAP)	1.04%	1.10%	1.15%	0.95%	1.10%
Adjusted operating return on average assets (ROA) (non-GAAP)	1.21%	1.16%	1.15%	1.12%	1.08%

Average equity (GAAP)	$2,446,902	$2,460,741	$2,436,999	$2,443,833	$2,513,522
Return on average equity (ROE) (GAAP)	8.76%	9.00%	9.45%	7.93%	8.72%
Adjusted operating return on average equity (ROE) (non-GAAP)	10.17%	9.51%	9.45%	9.37%	8.53%

Operating ROTCE (2)(3)(4)
Adjusted operating earnings available to common shareholders (non-GAAP)	$59,782	$55,381	$55,103	$162,385	$151,454
Plus: Amortization of intangibles, tax effected	1,732	1,751	1,959	5,283	6,663
Adjusted operating earnings available to common shareholders before amortization of intangibles (non-GAAP)	$61,514	$57,132	$57,062	$167,668	$158,117

Average tangible common equity (non-GAAP)	$1,332,993	$1,345,426	$1,315,085	$1,328,385	$1,378,240
Adjusted operating return on average tangible common equity (non-GAAP)	18.31%	17.03%	17.21%	16.88%	15.34%

Pre-tax pre-provision adjusted operating earnings (7)
Net income (GAAP)	$54,017	$55,241	$58,070	$144,911	$163,986
Plus: Provision for credit losses	4,991	6,069	6,412	22,911	12,771
Plus: Income tax expense	11,519	9,310	11,894	28,123	33,667
Plus: Strategic cost saving initiatives	8,672	3,935	—	12,607	—
Plus: Merger-related costs	1,993	—	—	1,993	—
Plus: Legal reserve	—	—	—	5,000	—
Plus: Strategic branch closing and facility consolidation costs	—	—	—	—	5,508
Less: (Loss) gain on sale of securities	(27,594)	2	—	(40,992)	(2)
Less: Gain on sale-leaseback transaction	27,700	—	—	27,700	—
Less: Gain on sale of DHFB	—	—	—	—	9,082
Pre-tax pre-provision adjusted operating earnings (non-GAAP)	$81,086	$74,553	$76,376	$228,837	$206,852
Less: Dividends on preferred stock	2,967	2,967	2,967	8,901	8,901
Pre-tax pre-provision adjusted operating earnings available to common shareholders (non-GAAP)	$78,119	$71,586	$73,409	$219,936	$197,951

Weighted average common shares outstanding, diluted	74,999,128	74,995,557	74,705,054	74,943,999	75,034,084
Pre-tax pre-provision earnings per common share, diluted	$1.04	$0.95	$0.98	$2.93	$2.64

ATLANTIC UNION BANKSHARES CORPORATION AND SUBSIDIARIES

KEY FINANCIAL RESULTS (UNAUDITED)

(Dollars in thousands, except share data)

	As of & For Three Months Ended			As of & For Nine Months Ended
	09/30/23	06/30/23	09/30/22	09/30/23	09/30/22
Mortgage Origination Held for Sale Volume
Refinance Volume	$2,239	$4,076	$5,637	$9,767	$53,753
Purchase Volume	35,815	32,168	66,360	100,175	209,206
Total Mortgage loan originations held for sale	$38,054	$36,244	$71,997	$109,942	$262,959
% of originations held for sale that are refinances	5.9%	11.2%	7.8%	8.9%	20.4%

Wealth
Assets under management	$4,675,523	$4,774,501	$4,065,059	$4,675,523	$4,065,059

Other Data
End of period full-time employees	1,788	1,878	1,890	1,788	1,890
Number of full-service branches	109	109	114	109	114
Number of automatic transaction machines ("ATMs")	123	123	131	123	131

(1)	These are non-GAAP financial measures. The Company believes net interest income (FTE), total revenue (FTE), and total adjusted revenue (FTE), which are used in computing net interest margin (FTE), efficiency ratio (FTE) and adjusted operating efficiency ratio (FTE), provide valuable additional insight into the net interest margin and the efficiency ratio by adjusting for differences in tax treatment of interest income sources. The entire FTE adjustment is attributable to interest income on earning assets, which is used in computing yield on earning assets. Interest expense and the related cost of interest-bearing liabilities and cost of funds ratios are not affected by the FTE components.
(2)	These are non-GAAP financial measures. Tangible assets and tangible common equity are used in the calculation of certain profitability, capital, and per share ratios. The Company believes tangible assets, tangible common equity and the related ratios are meaningful measures of capital adequacy because they provide a meaningful base for period-to-period and company-to-company comparisons, which the Company believes will assist investors in assessing the capital of the Company and its ability to absorb potential losses. The Company believes tangible common equity is an important indication of its ability to grow organically and through business combinations as well as its ability to pay dividends and to engage in various capital management strategies.
(3)	These are non-GAAP financial measures. The Company believes that ROTCE is a meaningful supplement to GAAP financial measures and is useful to investors because it measures the performance of a business consistently across time without regard to whether components of the business were acquired or developed internally.
(4)
(4)
These are non-GAAP financial measures. Adjusted operating measures exclude, as applicable, strategic cost saving initiatives (principally composed of severance charges related to headcount reductions, costs related to modifying certain third party vendor contracts, and charges for exiting certain leases), merger-related costs, a legal reserve associated with an ongoing regulatory matter previously disclosed, strategic branch closing and related facility consolidation costs (principally composed of real estate, leases and other assets write downs, as well as severance and expense reduction initiatives), (loss) gain on sale of securities, gain on sale-leaseback transaction, and gain on sale of DHFB. The Company believes these non-GAAP adjusted measures provide investors with important information about the continuing economic results of the organization’s operations.

(5)	All ratios at September 30, 2023 are estimates and subject to change pending the Company’s filing of its FR Y9-C. All other periods are presented as filed.
(6)	The adjusted operating efficiency ratio (FTE) excludes, as applicable, the amortization of intangible assets, strategic cost saving initiatives, merger-related costs, a legal reserve associated with an ongoing regulatory matter previously disclosed, strategic branch closing and related facility consolidation costs, (loss) gain on sale of securities, gain on sale-leaseback transaction, and gain on sale of DHFB. This measure is similar to the measure utilized by the Company when analyzing corporate performance and is also similar to the measure utilized for incentive compensation. The Company believes this adjusted measure provides investors with important information about the continuing economic results of the organization’s operations.
(7)	These are non-GAAP financial measures. Pre-tax pre-provision adjusted earnings excludes, as applicable, the provision for credit losses, which can fluctuate significantly from period-to-period under the CECL methodology, income tax expense, strategic cost saving initiatives, merger-related costs, a legal reserve associated with an ongoing regulatory matter previously disclosed, strategic branch closure initiatives and related facility consolidation costs, (loss) gain on sale of securities, gain on sale-leaseback transaction, and gain on sale of DHFB. The Company believes this adjusted measure provides investors with important information about the continuing economic results of the Company’s operations.

ATLANTIC UNION BANKSHARES CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except share data)

	September 30,	December 31,	September 30,
	2023	2022	2022
ASSETS	(unaudited)	(audited)	(unaudited)
Cash and cash equivalents:
Cash and due from banks	$233,526	$216,384	$177,969
Interest-bearing deposits in other banks	159,718	102,107	211,785
Federal funds sold	5,701	1,457	1,188
Total cash and cash equivalents	398,945	319,948	390,942
Securities available for sale, at fair value	2,084,928	2,741,816	2,717,323
Securities held to maturity, at carrying value	843,269	847,732	841,349
Restricted stock, at cost	104,785	120,213	82,050
Loans held for sale	6,608	3,936	12,889
Loans held for investment, net of deferred fees and costs	15,283,620	14,449,142	13,918,720
Less: allowance for loan and lease losses	125,627	110,768	108,009
Total loans held for investment, net	15,157,993	14,338,374	13,810,711
Premises and equipment, net	94,510	118,243	126,374
Goodwill	925,211	925,211	925,211
Amortizable intangibles, net	21,277	26,761	29,142
Bank owned life insurance	449,452	440,656	437,988
Other assets	649,258	578,248	576,252
Total assets	$20,736,236	$20,461,138	$19,950,231
LIABILITIES
Noninterest-bearing demand deposits	$4,144,949	$4,883,239	$5,290,938
Interest-bearing deposits	12,641,556	11,048,438	11,255,278
Total deposits	16,786,505	15,931,677	16,546,216
Securities sold under agreements to repurchase	134,936	142,837	146,182
Other short-term borrowings	495,000	1,176,000	133,800
Long-term borrowings	390,733	389,863	389,576
Other liabilities	540,261	448,024	453,307
Total liabilities	18,347,435	18,088,401	17,669,081
Commitments and contingencies
STOCKHOLDERS' EQUITY
Preferred stock, $10.00 par value	173	173	173
Common stock, $1.33 par value	99,120	98,873	98,845
Additional paid-in capital	1,779,281	1,772,440	1,769,858
Retained earnings	988,133	919,537	874,393
Accumulated other comprehensive loss	(477,906)	(418,286)	(462,119)
Total stockholders' equity	2,388,801	2,372,737	2,281,150
Total liabilities and stockholders' equity	$20,736,236	$20,461,138	$19,950,231

Common shares outstanding	74,997,132	74,712,622	74,703,774
Common shares authorized	200,000,000	200,000,000	200,000,000
Preferred shares outstanding	17,250	17,250	17,250
Preferred shares authorized	500,000	500,000	500,000

ATLANTIC UNION BANKSHARES CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

(Dollars in thousands, except share data)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2023	2023	2022	2023	2022
Interest and dividend income:
Interest and fees on loans	$221,380	$205,172	$144,673	$616,544	$382,139
Interest on deposits in other banks	1,309	1,014	941	3,815	1,229
Interest and dividends on securities:
Taxable	16,055	15,565	14,750	48,373	43,110
Nontaxable	8,415	8,496	10,792	26,220	31,889
Total interest and dividend income	247,159	230,247	171,156	694,952	458,367
Interest expense:
Interest on deposits	83,590	65,267	15,386	200,690	25,966
Interest on short-term borrowings	6,499	8,044	1,229	22,106	1,805
Interest on long-term borrowings	5,129	4,852	3,826	14,687	10,183
Total interest expense	95,218	78,163	20,441	237,483	37,954
Net interest income	151,941	152,084	150,715	457,469	420,413
Provision for credit losses	4,991	6,069	6,412	22,911	12,771
Net interest income after provision for credit losses	146,950	146,015	144,303	434,558	407,642
Noninterest income:
Service charges on deposit accounts	8,557	8,118	6,784	24,577	22,421
Other service charges, commissions and fees	2,632	1,693	1,770	6,071	5,134
Interchange fees	2,314	2,459	2,461	7,098	6,539
Fiduciary and asset management fees	4,549	4,359	4,134	13,169	18,329
Mortgage banking income	666	449	1,390	1,969	6,707
(Loss) gain on sale of securities	(27,594)	2	—	(40,992)	(2)
Bank owned life insurance income	2,973	2,870	3,445	8,671	8,858
Loan-related interest rate swap fees	2,695	2,316	2,050	6,450	8,510
Other operating income	30,302	1,931	3,550	33,905	17,527
Total noninterest income	27,094	24,197	25,584	60,918	94,023
Noninterest expenses:
Salaries and benefits	57,449	62,019	56,600	179,996	170,203
Occupancy expenses	6,053	6,094	6,408	18,503	19,685
Furniture and equipment expenses	3,449	3,565	3,673	10,765	10,860
Technology and data processing	7,923	8,566	8,273	24,631	23,930
Professional services	3,291	4,433	3,504	11,138	12,274
Marketing and advertising expense	2,219	2,817	2,343	7,387	7,008
FDIC assessment premiums and other insurance	4,258	4,074	3,094	12,231	8,344
Franchise and other taxes	4,510	4,499	4,507	13,508	13,506
Loan-related expenses	1,388	1,619	1,575	4,560	5,218
Amortization of intangible assets	2,193	2,216	2,480	6,687	8,434
Other expenses	15,775	5,759	7,466	33,036	24,550
Total noninterest expenses	108,508	105,661	99,923	322,442	304,012
Income before income taxes	65,536	64,551	69,964	173,034	197,653
Income tax expense	11,519	9,310	11,894	28,123	33,667
Net income	$54,017	$55,241	$58,070	144,911	163,986
Dividends on preferred stock	2,967	2,967	2,967	8,901	8,901
Net income available to common shareholders	$51,050	$52,274	$55,103	$136,010	$155,085

Basic earnings per common share	$0.68	$0.70	$0.74	$1.81	$2.07
Diluted earnings per common share	$0.68	$0.70	$0.74	$1.81	$2.07

AVERAGE BALANCES, INCOME AND EXPENSES, YIELDS AND RATES (TAXABLE EQUIVALENT BASIS) (UNAUDITED)

(Dollars in thousands)

	For the Quarter Ended
	September 30, 2023			June 30, 2023
	Average Balance	Interest Income / Expense (1)	Yield / Rate (1)(2)	Average Balance	Interest Income / Expense (1)	Yield / Rate (1)(2)
Assets:
Securities:
Taxable	$1,799,675	$16,055	3.54%	$1,865,193	$15,565	3.35%
Tax-exempt	1,301,983	10,653	3.25%	1,311,469	10,755	3.29%
Total securities	3,101,658	26,708	3.42%	3,176,662	26,320	3.32%
LHFI, net of deferred fees and costs (3)	15,139,761	222,698	5.84%	14,746,218	206,452	5.62%
Other earning assets	221,086	1,497	2.69%	168,929	1,141	2.71%
Total earning assets	18,462,505	$250,903	5.39%	18,091,809	$233,913	5.19%
Allowance for loan and lease losses	(121,229)			(117,643)
Total non-earning assets	2,254,913			2,235,521
Total assets	$20,596,189			$20,209,687

Liabilities and Stockholders' Equity:
Interest-bearing deposits:
Transaction and money market accounts	$8,697,801	$57,378	2.62%	$8,387,473	$46,953	2.25%
Regular savings	964,971	499	0.21%	1,014,565	430	0.17%
Time deposits	2,914,004	25,713	3.50%	2,500,966	17,884	2.87%
Total interest-bearing deposits	12,576,776	83,590	2.64%	11,903,004	65,267	2.20%
Other borrowings	905,170	11,628	5.10%	1,071,171	12,896	4.83%
Total interest-bearing liabilities	$13,481,946	$95,218	2.80%	$12,974,175	$78,163	2.42%

Noninterest-bearing liabilities:
Demand deposits	4,218,835			4,377,150
Other liabilities	448,506			397,621
Total liabilities	18,149,287			17,748,946
Stockholders' equity	2,446,902			2,460,741
Total liabilities and stockholders' equity	$20,596,189			$20,209,687
Net interest income		$155,685			$155,750

Interest rate spread			2.59%			2.77%
Cost of funds			2.04%			1.74%
Net interest margin			3.35%			3.45%

(1)	Income and yields are reported on a taxable equivalent basis using the statutory federal corporate tax rate of 21%.
(2)	Rates and yields are annualized and calculated from actual, not rounded amounts in thousands, which appear above.
(3)	Nonaccrual loans are included in average loans outstanding.